 SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.  ss.1350, the undersigned officer of DBlaine Investment Trust (the  "Company"),  hereby  certifies,  to the best of his or her knowledge, that the Company's  Report on Form N-CSR for the period ended  February 28, 2010 (the "Report")  fully complies with the  requirements of Section 13(a) or 15(d), as  applicable,  of the  Securities  and  Exchange  Act of  1934  and  that  the information  contained in the Report fairly presents,  in all material respects, the financial condition and results of operations of the Company.

Dated:          September 24, 2010

Name:           /s/ David Welliver
       David Welliver
Title:             President

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.  ss.1350, the undersigned officer of  DBlaine Investment Trust  (the  "Company"),  hereby  certifies,  to the best of his or her knowledge, that the Company's  Report on Form N-CSR for the period ended  February 28, 2010 (the "Report")  fully complies with the  requirements of Section 13(a) or 15(d), as  applicable,  of the  Securities  and  Exchange  Act of  1934  and  that  the information  contained in the Report fairly presents,  in all material respects, the financial condition and results of operations of the Company.

Dated:          September 24, 2010

Name:           /s/ David Welliver
       David Welliver
                      Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.